CounterPath Reports Third Quarter
Fiscal 2018 Financial Results

Company Records 21% Year-Over-Year Revenue Growth

VANCOUVER, BC, Canada — March 13, 2018 — CounterPath Corporation (“CounterPath” or the “Company”) (NASDAQ: CPAH) (TSX: PATH), a global provider of award-winning over-the-top (OTT) Unified Communications solutions for enterprises and carriers, today announced the financial and operating results for the third quarter ended January 31, 2018 of fiscal year 2018.

Third Quarter Financial Highlights (unaudited)

  Revenue of $3.1 million, an increase of 21% over the $2.6 million recorded in the third quarter of fiscal 2017.

  Growth in subscription, support and maintenance revenue (revenue of a recurring nature) of 9%, compared to the third quarter of fiscal 2017, representing 36% of total revenue for the third quarter of fiscal 2018.

  Gross margin of 88% compared to 86% for the third quarter of fiscal 2017.

  Non-GAAP loss from operations of $0.3 million compared to non-GAAP loss from operations of $0.4 million for the third quarter of fiscal 2017.

  Non-GAAP net loss of $0.3 million, or $0.06 per share, compared to non-GAAP net loss of $0.4 million, or $0.08 per share, for the third quarter of fiscal 2017.

  Net loss of $0.8 million, or $0.14 per share, compared to net loss of $0.7 million, or $0.14 per share, for the third quarter of fiscal 2017.

  Cash of $3.0 million as of January 31, 2018 compared to cash of $2.1 million as of April 30, 2017.

Management Commentary

“CounterPath grew its subscription, support and maintenance revenue to a record level in the third quarter and I am pleased with the increased customer activity,” said Donovan Jones, President and Chief Executive Officer. “We entered into an agreement with an existing customer worth approximately $2 million over three years, while an international, tier-one service provider for which we completed customization services last quarter, placed their first softphone license order. Our team has also been working towards the recent launch of CounterPath Stretto Collaboration, our new hosted team collaboration service. Stretto Collaboration extends the CounterPath Bria softphone experience by allowing customers to add HD video, voice, messaging, presence, screen sharing and now collaboration to their existing UC deployment without requiring any changes to their current communications environment. CounterPath also strengthened its partnership with Oracle Communications by developing a joint UC cloud solution. The CounterPath and Oracle solution seamlessly interoperates between communications systems, devices and legacy infrastructure to enhance enterprise communication capabilities and fills a key gap in the UC user experience by providing businesses and service providers with an “Always Connected” state regardless of location, device or network. CounterPath and Oracle are showcasing the joint solution in the Oracle booth this week at Enterprise Connect, targeting mid to large enterprise.” continued Jones.

CounterPath Reports Third Quarter Fiscal 2018 Financial Results

Recent Business Highlights

  Partnership expansion with Sydney-based Telegate, a Business VoIP Telephone Provider for Hosted PBX technology, to sell additional Bria Stretto Platform modules throughout the Australasia region.

  Signed a distribution agreement with Japanese-based Unified Communications Co., Ltd., a leading telecoms distributor, to package the CounterPath Bria and Stretto platform with their IP- PBX and call center solutions.

  Signed a distribution agreement with New Zealand-based Soft Solutions Ltd., a leading telecoms distributor, to sell CounterPath Bria Stretto subscription services throughout Australia, New Zealand and Singapore.

  Closed a non-brokered private placement of 427,500 shares of common stock of the Company at a price of $4.01 for gross proceeds of $1,714,275.

Financial Overview

(All amounts are in U.S. dollars and in accordance with accounting principles generally accepted in the United States (“GAAP”) unless otherwise specified - unaudited.)

Revenue was $3.1 million for the quarter ended January 31, 2018 compared to $2.6 million for the same quarter last fiscal year. Software revenue was $1.8 million compared to $1.3 million for the same quarter last fiscal year. Subscription, support and maintenance revenue was $1.1 million compared to $1.0 million for the same quarter last fiscal year. Professional services and other revenue was $0.2 million compared to $0.2 million for the same quarter last fiscal year.

Operating expenses for the quarter ended January 31, 2018 were $3.5 million compared to $3.1 million for the same quarter last fiscal year. Operating expenses for the quarter ended January 31, 2018 included a non-cash stock-based compensation expense of $0.1 million (2017 - $0.2 million). Sales and marketing expenses were $1.0 million for the quarter ended January 31, 2018 compared to $0.8 million for the same quarter last fiscal year. For the quarter ended January 31, 2018, research and development expenses were $1.4 million and general and administrative expenses were $0.8 million compared to $1.2 million and $0.7 million, respectively, for same quarter last fiscal year.

Foreign exchange loss for the quarter ended January 31, 2018 was $0.3 million compared to foreign exchange loss of $0.2 million for the same quarter last fiscal year. The foreign exchange gain (loss) represents the gain (loss) on account of translation of the intercompany accounts of CounterPath’s subsidiary which are maintained in Canadian dollars and transactional gains and losses resulting from transactions denominated in currencies other than U.S. dollars.

The net loss for the quarter ended January 31, 2018 was $0.8 million, or $0.14 per share, compared to a net loss of $0.7 million, or $0.14 per share, for the same quarter last fiscal year. As of January 31, 2018, the Company had $3.0 million in cash, compared to $2.1 million at April 30, 2017.

CounterPath Reports Third Quarter Fiscal 2018 Financial Results

Forward-Looking Statements

This news release contains "forward-looking statements". Statements in this news release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, outlook, expectations or intentions regarding the future including: the Company’s plan to showcase its joint solution with Oracle this week at Enterprise Connect, targeting mid to large enterprise. It is important to note that actual outcomes and the Company’s actual results could differ materially from those in such forward-looking statements. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others: (1) the variability in CounterPath’s sales from reporting period to reporting period due to extended sales cycles as a result of selling CounterPath’s products through channel partners or the length of time of deployment of CounterPath’s products by its customers; (2) the Company’s ability to manage its operating expenses, which may adversely affect its financial condition; (3) the Company’s ability to remain competitive as other better financed competitors develop and release competitive products; (4) a decline in the Company’s stock price or insufficient investor interest in the Company’s securities which may impact the Company’s ability to raise additional financing as required or may cause the Company to be delisted from a stock exchange on which its common stock trades; (5) the impact of intellectual property litigation that could materially and adversely affect the Company’s business; (6) the success by the Company of the sales of its current and new products; (7) the impact of technology changes on the Company’s products and industry; (8) the failure to develop new and innovative products using the Company’s technologies; and (9) the potential dilution to shareholders or overhang on the Company’s share price of its outstanding stock options. Readers should also refer to the risk disclosures outlined in the Company’s quarterly reports on Form 10-Q, the Company’s annual reports on Form 10-K, and the Company’s other disclosure documents filed from time to time with the Securities and Exchange Commission at http://www.sec.gov and the Company’s interim and annual filings and other disclosure documents filed from time to time on SEDAR at www.sedar.com.

About CounterPath

CounterPath Unified Communications solutions are changing the face of telecommunications. An industry and user favorite, Bria softphones for desktop, tablet and mobile devices, together with Stretto Platform™ server solutions, enable operators, OEMs and enterprises large and small around the globe to offer a seamless and unified over-the-top (OTT) communications experience across both fixed and mobile networks. The Bria and Stretto combination enables an improved user experience as an overlay to the most popular UC and IMS telephony and applications servers on the market today. Standards-based, cost-effective and reliable, CounterPath’s award-winning solutions power the voice and video calling, messaging, and presence offerings of customers such as AT&T, Avaya, BroadSoft, BT, Cisco Systems, Metaswitch Networks, Mitel, NEC, Network Norway, Nokia, Ribbon Communications, Rogers and Verizon. Visit CounterPath, www.counterpath.com.

Contacts:

David Karp
Chief Financial Officer, CounterPath
dkarp@counterpath.com
(604) 628-9364

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(TABLES TO FOLLOW)

CounterPath Reports Third Quarter Fiscal 2018 Financial Results

COUNTERPATH CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Stated in U.S. Dollars)
(Unaudited)

	January 31,	April 30,
	2018	2017
Assets
Current assets:
Cash and cash equivalents	$3,048,418	$2,071,019
Accounts receivable (net of allowance for doubtful accounts of $249,995 and $80,232, respectively)	3,932,957	2,133,469
Prepaid expenses and deposits	236,987	170,853
Total current assets	7,218,362	4,375,341

Deposits	102,417	91,400
Equipment	125,094	125,813
Goodwill	7,144,260	6,440,955
Other assets	210,865	199,637
Total Assets	$14,800,998	$11,233,146

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$2,080,402	$1,825,528
Accrued warranty	65,330	54,365
Customer deposits	2,794	6,211
Unearned revenue	2,421,672	2,134,948
Total current liabilities	4,570,198	4,021,052

Deferred lease inducements	17,611	23,022
Unrecognized tax liability	9,763	9,763
Total liabilities	4,597,572	4,053,837

Stockholders’ equity:
Preferred stock, $0.001 par value Authorized: 100,000,000 Issued and outstanding: January 31, 2018 – nil; April 30, 2017 – nil	–	–
Common stock, $0.001 par value Authorized: 10,000,000 Issued and outstanding: January 31, 2018 – 5,935,206; April 30, 2017 – 5,005,245	5,935	5,005
Treasury stock	–	(60)
Additional paid-in capital	75,071,382	71,680,575
Accumulated deficit	(62,253,057)	(60,481,015)
Accumulated other comprehensive loss – currency translation adjustment	(2,620,834)	(4,025,196)
Total stockholders’ equity	10,203,426	7,179,309
Liabilities and Stockholders’ Equity	$14,800,998	$11,233,146

CounterPath Reports Third Quarter Fiscal 2018 Financial Results

COUNTERPATH CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Stated in U.S. Dollars)
(Unaudited)

	Three Months Ended		Nine Months Ended
	January 31,		January 31,
	2018	2017	2018	2017
Revenue:
Software	$1,791,165	$1,324,203	$5,306,925	$4,223,066
Subscription, support and maintenance	1,120,690	1,031,162	3,069,371	2,944,349
Professional services and other	172,048	199,994	1,230,978	1,165,051
Total revenue	3,083,903	2,555,359	9,607,274	8,332,466
Operating expenses:
Cost of sales (includes depreciation of $4,753 (2017 – $4,975))	362,057	360,722	1,131,122	1,334,385
Sales and marketing	996,470	819,958	3,031,981	2,770,367
Research and development	1,361,219	1,215,783	4,052,129	3,524,959
General and administrative	800,049	678,243	2,407,234	2,531,322
Total operating expenses	3,519,795	3,074,706	10,622,466	10,161,033
Loss from operations	(435,892)	(519,347)	(1,015,192)	(1,828,567)
Interest and other income (expense), net:
Interest and other income	–	36	–	222
Interest expense	(123)	–	(338)	–
Foreign exchange gain/(loss)	(342,328)	(162,829)	(756,512)	218,274
Net loss for the period	$(778,343)	$(682,140)	$(1,772,042)	$(1,610,071)

Net loss per share:
Basic and diluted	$(0.14)	$(0.14)	$(0.33)	$(0.35)

Weighted average common shares outstanding:
Basic and diluted	5,539,352	4,789,675	5,354,690	4,631,472

CounterPath Reports Third Quarter Fiscal 2018 Financial Results

Non-GAAP Financial Measures

This news release contains “non-GAAP financial measures”. The non-GAAP financial measures in this news release consist of non-GAAP income (loss) from operations which excludes non-cash stock-based compensation relative to income (loss) from operations calculated in accordance with GAAP. The non-GAAP financial measures also include non-GAAP net income (loss) which excludes non-cash stock-based compensation and foreign exchange gain (loss) relative to income (loss) calculated in accordance with GAAP. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. CounterPath utilizes both GAAP and non-GAAP financial measures to assess what it believes to be its core operating performance and to evaluate and manage its internal business and assist in making financial operating decisions. CounterPath believes that the inclusion of non-GAAP financial measures, together with GAAP measures, provides investors with an alternative presentation useful to investors' understanding of CounterPath’s core operating results and trends.

Reconciliation to GAAP
(Unaudited)

	Three Months Ended		Nine Months Ended
	January 31,		January 31,
	2018	2017	2018	2017
Non-GAAP income (loss) from operations:

GAAP loss from operations	$(435,892)	$(519,347)	$(1,015,192)	$(1,828,567)
Plus:
Stock-based compensation	87,924	150,325	494,883	701,515
Non-GAAP loss from operations	$(347,968)	$(369,022)	$(520,309)	$(1,127,052)

	Three Months Ended		Nine Months Ended
	January 31,		January 31,
	2018	2017	2018	2017
Non-GAAP net income (loss):

GAAP net loss	$(778,343)	$(682,140)	$(1,772,042)	$(1,610,071)
Plus:
Stock-based compensation	87,924	150,325	494,883	701,515
Foreign exchange (gain) loss	342,328	162,829	756,512	(218,274)
Non-GAAP net loss	$(348,091)	$(368,986)	$(520,647)	$(1,126,830)

GAAP net loss per share:
Basic and diluted	$(0.14)	$(0.14)	$(0.33)	$(0.35)

Non-GAAP net loss per share:
Basic and diluted	$(0.06)	$(0.08)	$(0.10)	$(0.24)